Exhibit 99.1

                   ALAMOSA REPORTS THIRD QUARTER 2005 RESULTS

     Highlights:

     -- Revenue increased 16 percent over third quarter 2004 pro-forma revenue to a record $349.4 million

     -- Net income attributable to common stockholders was $1.8 million or $0.01 per common share, after $2.8 million of expenses associated with Sprint negotiations and litigation

     -- Adjusted EBITDA increased to $94.2 million, including $2.8 million of expenses associated with Sprint negotiations and litigation

     -- As previously announced:

     -- Subscribers increased approximately 33,000 to 1.48 million

     -- Average monthly customer churn was 2.5 percent

     -- Completed the 3,000th cell site in its territory.

     Alamosa Holdings, Inc. (Nasdaq/NM: APCS), a PCS Affiliate of Sprint Nextel (NYSE: S) today reported financial and operational results for the third quarter ended September 30, 2005, including customer results for net subscriber additions, total direct subscribers and average monthly customer churn previously reported on October 13, 2005. The Company also provided an update on the status of its discussions with Sprint Nextel and its financial and operating guidance for the remainder of 2005.
     The Company reported record revenue for the third quarter of $349.4 million comprised of: $239.5 million in subscriber revenues, $98.2 million in travel revenues (including wholesale and resale) and $11.7 million in product sales revenues. Total revenue grew 3 percent from the second quarter of 2005 and 16 percent from the third quarter of 2004, on a pro-forma basis. Adjusted EBITDA was $94.2 million for the third quarter compared to Adjusted EBITDA of $91.7 million in the second quarter of 2005 and pro-forma $74 million in the third quarter of 2004. During the third quarter, the Company incurred expenses of approximately $2.8 million in legal, advisory and other expenses associated with its dispute with Sprint Nextel and the lawsuit filed by Alamosa subsidiary, AirGate PCS Inc., on August 8, 2005. Income from operations for the quarter increased to a record $36.7 million, a sequential increase of 5% and a 63 percent increase compared to the third quarter of 2004, on a pro-forma basis. The Company reported third quarter net income of $1.8 million or $0.01 per common share after preferred stock dividends.

     As previously announced, net subscriber additions totaled 33,000 during the third quarter compared to 52,000 net additions in the second quarter of 2005 and 61,000 net additions in the same quarter one year ago on a pro-forma basis. The Company ended the third quarter with 1.480 million subscribers, a 2 percent increase over the second quarter of 2005 and a 17 percent increase one year ago, on a pro-forma basis. The Company also reported average monthly customer churn of 2.5 percent for the third quarter, compared to 2.1 percent in the second quarter of 2005 and 2.5 percent one year ago, on a pro-forma basis. Additionally, the Company spent approximately $35 million on fixed asset additions including the launch of 117 new sites, 37 of which were in the former AirGate properties, in the third quarter increasing the covered population to
19.9 million.
     "Alamosa delivered another record quarter for revenues, income from operations, and Adjusted EBITDA, along with solid subscriber growth in a challenging quarter," said David E. Sharbutt, Chairman and Chief Executive Officer of Alamosa Holdings, Inc. "The mid-quarter merger of Sprint and Nextel impacted our subscriber growth as those companies were focused on the merger and the subsequent repositioning of the new brand and messaging subsequent to the merger. We did not allow the anticipated merger to affect our focus on continuing to grow our company, as evidenced by our operating results and the continued expansion of our distribution system and wireless network." Mr. Sharbutt concluded by stating, "We remain focused on executing our business plan to continue our rapid growth and on resolving our dispute with Sprint." As previously announced on August 8th, 2005, Alamosa through its wholly-owned subsidiary, AirGate PCS, Inc., filed a complaint against Sprint Corporation, certain of its affiliates and Nextel Communications, Inc. in the Delaware Court of Chancery alleging, among other things, that following the completion of the pending merger between Sprint and Nextel, Sprint would breach the exclusivity covenants contained in the agreements governing its relationship with AirGate and that Nextel unlawfully interfered with AirGate's exclusive rights under such agreements. The complaint seeks, among other things, an order directing Sprint and its affiliates to specifically perform their contractual obligations under their agreements with AirGate, an injunction preventing Sprint and Nextel from taking any action or entering into any agreement that would violate the exclusivity covenants contained in the agreements, a declaratory judgment declaring the rights, remedies and obligations of the parties under the agreements, and damages. "Discussions with Sprint to date have failed to lead to a mutually satisfactory agreement," stated Mr. Sharbutt.

     BUSINESS OUTLOOK

     The following business outlook is being updated for the remainder of 2005 and may be materially affected by competitive conditions, continued development and acceptance of new Vision products and services, changes in pricing plans, the integration of AirGate PCS, Inc., the impact of the merger between Sprint and Nextel and general economic conditions, among other things (See "Forward Looking Statements" below):

                            AirGate                          Alamosa
                             From                AirGate     Pro-Forma
                            Feb. 16              Pro-Forma    Combined
                 Alamosa     2005     Combined      Year       Year
                 -------    -------   --------  -----------  ---------
Adjusted
  EBITDA         $267       $73       $340      $80          $347
                 million    million   million   million      million
Fixed Asset
  Additions      $90        $50       $140
                 million    million   million
Net Subscriber
  Additions      170,000    35,000    205,000   51,000       221,000
Average Monthly
  Churn          2.2%-2.3%  2.6%-2.7% 2.3%-2.4% 2.6%-2.7%    2.3%-2.4%




SUMMARY OF THIRD QUARTER 2005 OPERATING STATISTICS (a)Consolidated results include Holding Company activity, which is not presented separately

                       Alamosa          Alamosa           Alamosa
                    Holdings, Inc.   Holdings, Inc.    Holdings, Inc.
                   (consolidated)(a)(consolidated)(a)(consolidated)(a)
                       Q3 2005          Q2 2005      Q3 '04(Pro-Forma)
                    ---------------  --------------- -----------------
Service Revenue
  (millions)        $         337.8  $         327.7 $           289.8
Adjusted EBITDA
  (millions)        $          94.2  $          91.7 $            74.0
Net Income (Loss)
  (millions)        $           1.8  $            -- $              --
                    ---------------  --------------- -----------------
Total Direct
  Subscribers             1,480,000        1,447,000         1,260,000
Net Additions
  (including
  purchased
  subscribers)               33,000           52,000            61,000
Wholesale/Resale
  Subscribers               302,000          282,000           154,000
                    ---------------  --------------- -----------------
ARPU (without
  roaming &
  wholesale)        $            55  $            56 $              57
ARPU (including
  roaming &
  wholesale)        $            77  $            77 $              79
CCPU (without
  roaming)          $            29  $            29 $              29
CCPU (including
  roaming)          $            43  $            43 $              42
CPGA                $           366  $           357 $             357
                    ---------------  --------------- -----------------

                        Alamosa          Alamosa         AirGate,
Other Selected       Holdings, Inc.     (Delaware)      PCS, Inc.
Operating Metrics   (consolidated)(a)  (stand alone)   (stand alone)
(Q3 2005)           ---------------   -------------   -------------

Cash & ST
  investments at
  period-end
  (millions)       $         189.3   $       125.8   $        52.9
Fixed Asset
  Additions during
  period (millions)$          35.0   $        19.3   $        15.7
                   ---------------   -------------   -------------
Licensed POPs
  (millions)                  23.2            15.8             7.4
Covered POPs
  (millions)                  19.9            13.5             6.4
Churn (net of
  30-day returns)              2.5%            2.1%            2.9%
Penetration -
  Covered POPs                 7.4%            7.7%            6.8%
                   ---------------   -------------   -------------
Total Voice System
  Minutes of Use
  (MOUs) (millions)          4,689           3,204           1,485
Average Voice MOUs
  Per User
  (without roaming)            766             725             863
Average Voice MOUs
  Per User (including
  roaming)                     959             911           1,071
Inbound Roaming
  Minutes (millions)         1,051             719             332
Inbound Wholesale &
  Resale Minutes
  (millions)                   275             246              29
Outbound Roaming
  Minutes (millions)           849             577             272
                   ---------------   -------------   -------------

     THIRD QUARTER EARNINGS RELEASE & CONFERENCE CALL

     Alamosa has scheduled a conference call, which will be broadcast live over the Internet, on Tuesday, November 8, 2005 at 9:00 a.m. ET. Investors and analysts may access the call live via phone by dialing 913-312-1303 and asking for the Alamosa call 10 minutes prior to the start time or listen live over the Internet by logging on to www.alamosapcs.com or www.earnings.com. A telephonic replay of the conference call will be available through Tuesday, November 15, 2005, and may be accessed by calling 719-457-0820 and using the passcode 8442996. An audio archive will be available shortly after the call on the company's website at www.alamosapcs.com or www.earnings.com for 30 days.

     ABOUT ALAMOSA

     Alamosa Holdings, Inc. is the largest Sprint PCS Affiliate of Sprint Nextel (NYSE: S), which operates the largest all-digital, all-CDMA Third-Generation
(3G) wireless network in the United States. Alamosa has the exclusive right to provide digital wireless mobile communications network services under the Sprint Nextel brand name throughout its designated territory located in Texas, New Mexico, Oklahoma, Arizona, Colorado, Utah, Wisconsin, Minnesota, Missouri, Washington, Oregon, Arkansas, Kansas, Illinois, California, and subsequent to year end in Georgia, South Carolina, North Carolina and Tennessee which includes licensed population of 23.2 million residents.

     FORWARD LOOKING STATEMENTS

     Statements contained in this news release that are forward-looking statements, such as statements containing terms such as can, may, will, expect, plan, and similar terms, are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Alamosa's forward-looking statements, including the following factors: Alamosa's dependence on its affiliation with Sprint Nextel; shifts in populations or network focus; changes or advances in technology; changes in Sprint Nextel's national service plans or fee structure with us; change in population; difficulties in network construction; increased competition in our markets and adverse changes in financial position, condition or results of operations. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from Alamosa's forward-looking statements, please refer to Alamosa's filings with the Securities and Exchange Commission, especially in the "risk factors" sections of Alamosa's Annual Report on Form 10-K for the year ended December 31, 2004 and in subsequent filings with the Securities and Exchange Commission. Investors and analysts should not place undue reliance on forward-looking statements.

     Definitions of Operating and Non-GAAP Financial Measures

     We provide readers financial measures generated using generally accepted accounting principles ("GAAP") and using adjustments to GAAP ("Non-GAAP"). These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.

     The Non-GAAP financial measures used in this release include the following:

     -- Adjusted earnings before interest, taxes, depreciation and amortization
        ("Adjusted EBITDA") are defined as net income/ (loss) plus income taxes, net interest expense, depreciation expense, amortization expense and other non-cash expense items. Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability and is not intended to represent the results of our operations in accordance with GAA

     The financial measures and other operating metrics used in this release include the following:

     -- ARPU, or average monthly revenue per user, is a measure used to determine the average monthly subscriber revenue earned for subscribers based in our territory. This measure is calculated by dividing subscriber revenues (ARPU) or total service revenues (ARPU with roaming) in our consolidated statement of operations by our average daily subscribers during the period divided by the number of months in the period.

     -- CCPU, or cash cost per user, is a measure of the costs to operate our business on a per subscriber basis consisting of costs of service and operations, general and administrative expenses and debt exchange expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers (CCPU with roaming) less roaming charges paid to Sprint PCS (CCPU before roaming). These costs are divided by average daily subscribers during the period divided by the number of months in the period to calculate CCPU.

     -- CPGA, or cost per gross addition, is used to measure the average cost we incur to add a new subscriber in our territory. Costs we incur in calculating this measure include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs. We calculate CPGA by dividing (a) the sum of cost of products sold and selling and marketing expenses associated with transactions with new subscribers during the measurement period, less product sales revenues associated with transactions with new subscribers during the measurement period, by (b) the total number of subscribers activated in our territory during the period (net of activations deactivated within 30 days and activations due to transfers from Sprint PCS and other PCS Affiliates of Sprint into our territory).

     -- Average monthly churn is used to measure the rate at which subscribers based in our territory deactivate service on a voluntary or involuntary basis. We calculate average monthly churn based on the number of subscribers deactivated during the period (net of transfers out of our service area and those who deactivated within 30 days of activation) as a percentage of our average daily subscriber base during the period divided by the number of months during the period.

     -- Licensed POPs represent the number of residents (usually expressed in millions) in our territory in which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name in the PCS wireless spectrum. The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

     -- Covered POPs represent the number of residents (usually expressed in millions) covered by our portion of the PCS network of Sprint in our territory. The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

                             ALAMOSA HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                (dollars in thousands, except share information)

                             September 30, 2005     December 31, 2004
                             ------------------     -----------------
ASSETS
Current assets:
  Cash and cash equivalents  $          102,248     $         129,917
  Short term investments                 87,073                50,418
  Customer accounts receivable, net      72,857                44,687
  Receivable from Sprint                 34,777                24,809
  Interest receivable                       202                   216
  Inventory                              13,333                 9,136
  Prepaid expenses and other assets      18,259                13,170
  Deferred customer acquisition costs     5,282                 6,337
  Deferred tax asset                     15,941                 4,230
                             ------------------     -----------------
    Total current assets                349,972               282,920

  Property and equipment, net           546,553               441,808
  Debt issuance costs, net                8,334                 9,086
  Early redemption option on
    preferred stock                          --                21,387
  Goodwill                              245,410                    --
  Intangible assets, net                767,923               416,716
  Other noncurrent assets                 5,668                 4,188
                             ------------------     -----------------
    Total assets             $        1,923,860     $       1,176,105
                             ==================     =================

LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED
STOCK AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable           $           17,110     $          24,692
  Accrued expenses                       61,417                43,916
  Payable to Sprint                      34,394                35,852
  Interest payable                       19,493                21,076
  Deferred revenue                       32,981                22,549
  Current installments of
    capital leases                          106                   110
                             ------------------     -----------------
    Total current liabilities           165,501               148,195
                             ------------------     -----------------
Long term liabilities:
  Capital lease obligations                 671                   749
  Other noncurrent liabilities           11,631                 5,835
  Deferred tax liability                 49,587                16,362
  Senior notes                        1,094,475               739,141
                             ------------------     -----------------
    Total long term liabilities       1,156,364               762,087
                             ------------------     -----------------
    Total liabilities                 1,321,865               910,282
                             ------------------     -----------------
Commitments and contingencies                --                    --

Mandatorily redeemable convertible preferred stock:
    Series B preferred stock, $.01 par value; 750,000 shares authorized; 220,301 and 478,987 shares issued and
      outstanding, respectively          66,666               161,148
    Series C preferred stock,
      $.01 par value; 500,000
      shares authorized; no
      shares issued                          --                    --
                             ------------------     -----------------
      Total mandatorily
        redeemable
      convertible preferred
        stock                            66,666               161,148
                             ------------------     -----------------
Stockholders' equity:
  Preferred stock, $.01 par
    value; 8,750,000 shares
    authorized; no shares
    issued                                  --                    --
  Common stock, $.01 par
    value; 290,000,000 shares
    authorized; 163,389,291
    and 114,895,245 shares
    issued and outstanding,
    respectively                         1,634                 1,149
  Additional paid-in capital         1,289,563               860,425
  Accumulated deficit                 (754,213)             (756,834)
  Unearned compensation                 (1,655)                  (65)
                            ------------------     -----------------
    Total stockholders'
      equity                           535,329               104,675
                            ------------------     -----------------
    Total liabilities and
      stockholders' equity  $        1,923,860     $       1,176,105
                            ==================     =================

                             ALAMOSA HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                (dollars in thousands, except per share amounts)

                                       For the three months ended
                                              September 30,
                                     ------------------------------
                                         2005             2004
                                     ------------     -------------
Revenues:
  Subscriber revenues                $     239,474    $     143,623
  Roaming and wholesale revenues            98,284           59,106
                                     -------------    -------------
    Service revenues                       337,758          202,729
  Product sales                             11,667            8,637
                                     -------------    -------------
    Total revenue                          349,425          211,366
                                     -------------    -------------

Costs and expenses:
  Cost of service and operations           170,652           99,250
  Cost of products sold                     28,763           20,265
  Selling and marketing                     46,982           40,090
  General and administrative expenses        8,826            5,861
  Merger related expenses                       --               --
  Depreciation and amortization             55,995           25,886
  Loss on disposal of property and
    equipment                                  406              172
  Non-cash compensation                      1,101               30
                                     -------------    -------------
    Total costs and expenses               312,725          191,554
                                     -------------    -------------

    Income from operations                  36,700           19,812
Loss on debt extinguishment                     --               --
Gain (loss) on derivative instruments          571            1,200
Interest and other income                    1,737              362
Interest expense                           (26,088)         (19,206)
                                     -------------    -------------
  Income (loss) before income taxes        12,920            2,168
Income tax expense                        (10,053)              --
                                     -------------    -------------
  Net income (loss)                          2,867            2,168
Preferred stock dividend                    (1,041)          (2,282)
Preferred stock conversion premium              --             (160)
                                     -------------    -------------
Net income (loss) attributable to
 common stockholders                 $       1,826    $        (274)
                                     =============    =============
Net income (loss) per common share:
  Basic                              $        0.01    $       (0.00)
                                     =============    =============
  Diluted                            $        0.01    $       (0.00)
                                     =============    =============

Weighted average common shares
 outstanding:
  Basic                                162,434,441      112,845,429
                                     =============    =============
  Diluted                              165,344,812      112,845,429
                                     =============    =============

                                       For the three months ended
                                              September 30,
                                     -------------------------------
                                         2005              2004
                                     ------------      -------------
Revenues:
   Subscriber revenues               $      667,146    $     401,938
   Roaming and wholesale revenues           256,428          153,964
                                     --------------    -------------
     Service revenues                       923,574          555,902
   Product sales                             33,002           25,483
                                     --------------    -------------
     Total revenue                          956,576          581,385
                                     --------------    -------------
Costs and expenses:
   Cost of service and operations           455,523          276,528
   Cost of products sold                     87,295           56,427
   Selling and marketing                    138,270          102,922
   General and administrative expenses       27,141           17,284
   Merger related expenses                    1,280               --
   Depreciation and amortization            152,554           78,793
   Loss on disposal of property and
     equipment                                  513            3,082
   Non-cash compensation                      2,588               81
                                     --------------    -------------

     Total costs and expenses               865,164          535,117
                                     --------------    -------------
     Income from operations                  91,412           46,268
Loss on debt extinguishment                    (482)         (13,101)
Gain (loss) on derivative instruments       (13,505)           1,946
Interest and other income                     4,410              751
Interest expense                            (73,737)         (56,393)
                                     --------------    -------------

   Income (loss) before income taxes          8,098          (20,529)
Income tax expense                           (5,477)            (557)
                                     --------------    -------------

   Net income (loss)                          2,621          (21,086)
Preferred stock dividend                     (4,041)          (8,078)
Preferred stock conversion premium           (5,506)          (6,600)
                                     --------------    -------------

Net income (loss) attributable to
 common stockholders                 $        (6,926)  $     (35,764)
                                     ===============   =============

Net income (loss) per common share:
   Basic                             $         (0.05)  $        (0.35)
                                     ===============   ==============
   Diluted                           $         (0.05)  $        (0.35)
                                     ===============   ==============

Weighted average common shares
 outstanding:
   Basic                                 149,609,302      103,441,770
                                     ===============    =============
   Diluted                               149,609,302      103,441,770
                                     ===============    =============

                             ALAMOSA HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                             (dollars in thousands)


                                              For the nine months
                                              ended September 30,
                                               2005        2004
                                            ---------   ---------
Cash flows from operating activities:
   Net income (loss)                        $   2,621   $ (21,086)
Adjustments to reconcile net income (loss)
   to net cash provided by operating
   activities:
      Non-cash compensation                     2,588          81
      Non-cash interest expense on
       derivative instruments                      --           6
      Non-cash accretion of asset
       retirement obligations                     222         139
      Non-cash (gain) loss on derivative
       instruments                             13,505      (1,946)
      Provision for bad debts                  10,054       7,603
      Depreciation and amortization of
       property and equipment                  75,183      54,269
      Amortization of intangible assets        77,371      24,524
      Amortization of financing costs
       included in interest expense               681         718
      Amortization of debt premium             (2,039)         --
      Loss on debt extinguishment                 482      13,101
      Deferred income taxes                     4,033          --
      Interest accreted on discount notes      15,371      18,351
      Loss on disposal of property and
       equipment                                  513       3,082
      Merger related expenses                   1,280          --
      (Increase) decrease in:
         Receivables                           (7,398)    (20,318)
         Inventory                                134         531
         Prepaid expenses and other assets        524       1,816
      Increase (decrease) in:
         Accounts payable and accrued
          expenses                            (46,037)      7,571
                                            ---------    --------

      Net cash provided by operating
       activities                             149,088      88,442
                                            ---------   ---------

Cash flows from investing activities:
   Proceeds from sale of assets                   303         569
   Purchases of property and equipment       (112,453)    (63,765)
   Purchase of intangible asset                    --        (453)
   Acquisition of business, net of cash
    paid                                      (70,790)         --
   Merger related expenses                       (436)         --
   Change in restricted cash                       --           1
   Change in short-term investments             7,969     (50,342)
                                            ---------   ---------

     Net cash used in investing activities   (175,407)   (113,990)
                                            ---------   ---------

Cash flows from financing activities:
   Proceeds from issuance of senior notes          --     250,000
   Redemption of senior notes                  (6,800)         --
   Repayments of borrowings under senior
    secured debt                                   --    (200,000)
   Merger related expenses                       (844)         --
   Debt issuance costs                             --      (8,206)
   Preferred stock dividends                   (4,849)     (8,349)
   Preferred stock conversion premium              --        (276)
   Stock options exercised                     10,058       1,441
   Shares issued to employee stock
    purchase plan                               1,165         978
   Proceeds from restricted stock sales             2          --
   Payments on capital leases                     (82)       (415)
                                            ---------   ---------

      Net cash provided by (used in)
       financing activities                    (1,350)     35,173
                                            ---------   ---------

Net increase (decrease) in cash and cash
  equivalents                                 (27,669)      9,625
Cash and cash equivalents at beginning of
  period                                      129,917      99,644
                                            ---------   ---------

Cash and cash equivalents at end of period  $ 102,248   $ 109,269
                                            =========   =========

Supplemental disclosure of non-cash financing and investing activities:
   Stock issued in business combination     $ 330,848   $      --
   Warrants assumed in business
    combination                                 2,568          --
   Fair value of assets acquired in
    business combination                      879,457          --
   Fair value of liabilities assumed in
    business combination                     (441,796)         --
   Conversion of preferred stock               87,031      67,219
   Preferred stock issued in debt exchange         --          51
   Non-cash fixed asset additions               1,277          --
   Asset retirement obligations
    capitalized                                   437         143
   Capitalized lease obligations incurred          --          67
   Change in accounts payable for
    purchases of property and equipment        (9,233)     (9,532)

                                 BALANCE SHEETS
                            AS OF SEPTEMBER 30, 2005
                             (dollars in thousands)


                                      Alamosa     AirGate    Alamosa
                                     (Delaware),   PCS,      Holdings,
ASSETS                                  Inc.       Inc.        Inc.
Current Assets:                     ----------   --------  ----------
Cash and cash equivalents           $   74,263   $ 17,372  $  102,248
   Short-term investments               51,553     35,520      87,073
   Customer accounts receivable, net    50,863     21,994      72,857
   Receivable from Sprint               29,711      5,066      34,777
   Interest receivable                     202         --         202
   Intercompany receivable              19,521         --          --
   Inventory                            10,150      3,183      13,333
   Prepaid expenses and other assets    10,844      7,366      18,259
   Deferred customer acquisition
    costs                                4,865        417       5,282
   Deferred tax asset                    4,230     11,711      15,941
                                    ----------   --------  ----------
      Total current assets             256,202    102,629     349,972

Property and equipment, net            445,127    101,426     546,553
Debt issuance costs, net                 8,334         --       8,334
Goodwill                                    --    255,628     245,410
Intangible assets, net                 397,497    370,426     767,923
Other noncurrent assets                  4,040      1,628       5,668
                                    ----------   --------  ----------
      Total assets                  $1,111,200   $831,737  $1,923,860
                                    ==========   ========  ==========

LIABILITIES, MANDATORILY REDEEMABLE
CONVERTIBLE PREFERRED STOCK AND
STOCKHOLDERS' EQUITY Current Liabilities:
   Accounts payable                 $   13,604   $  3,506  $   17,110
   Accrued expenses                     44,991     15,331      61,417
   Payable to Sprint                    20,784     13,610      34,394
   Interest payable                     13,086      6,407      19,493
   Intercompany payable                     --      2,984          --
   Deferred revenue                     24,429      8,552      32,981
   Current installments of capital
    leases                                 106         --         106
                                    ----------   --------  ----------
      Total current liabilities        117,000     50,390     165,501

Capital lease obligations                  671         --         671
Other noncurrent liabilities             8,519      1,358      11,631
Deferred tax liability                  28,877     27,700      49,587
Senior notes                           748,123    346,352   1,094,475
                                    ----------   --------  ----------
      Total liabilities                903,190    425,800   1,321,865
                                    ----------   --------  ----------

Mandatorily redeemable convertible
 preferred stock                            --         --      66,666
                                    ----------   --------  ----------

Stockholders' Equity:
Preferred stock                             --         --          --
   Common stock                             --         --       1,634
   Additional paid-in capital          932,059    424,560   1,289,563
   Accumulated deficit                (722,593)   (18,623)   (754,213)
   Unearned compensation                (1,456)        --      (1,655)
                                    ----------   --------  ----------
      Total stockholders' equity       208,010    405,937     535,329
                                    ----------   --------  ----------
      Total liabilities and
       stockholders' equity         $1,111,200   $831,737  $1,923,860
                                    ==========   ========  ==========

                            STATEMENTS OF OPERATIONS
                  FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005
                             (dollars in thousands)



                                         Alamosa    AirGate  Alamosa
                                       (Delaware),   PCS,    Holdings,
                                           Inc.       Inc.      Inc.
Revenues:                                --------  --------  --------
   Subscriber revenues                   $166,850  $ 72,624  $239,474
   Roaming and wholesale revenues          71,761    27,729    98,284
                                         --------  --------  --------

         Service revenues                 238,611   100,353   337,758
   Product sales                            8,329     3,338    11,667
                                         --------  --------  --------
         Total revenue                    246,940   103,691   349,425
                                         --------  --------  --------

Costs and expenses:
   Cost of service and operations         116,293    55,565   170,652
   Cost of products sold                   20,690     8,073    28,763
   Selling and marketing                   33,245    13,737    46,982
   General and administrative expenses      4,064     4,566     8,826
   Depreciation and amortization           29,387    26,608    55,995
   Loss on disposal of property and
    equipment                                 286       120       406
   Non-cash compensation                      922        --     1,101
                                         --------- --------  --------
         Income (loss) from operations     42,053    (4,978)   36,700
Gain on derivative instruments                 --        --       571
Interest and other income                     967       694     1,737
Interest expense                          (19,813)   (6,275)  (26,088)
                                         --------  --------  --------

         Income (loss) before income
          taxes                            23,207   (10,559)   12,920
Income tax (expense) benefit               (5,288)    4,099   (10,053)
                                         --------  --------  --------

         Net income (loss)               $ 17,919  $ (6,460) $  2,867
                                         ========  ========  ========

                            STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
                             (dollars in thousands)


                                        Alamosa    AirGate   Alamosa
                                      (Delaware),   PCS,     Holdings,
                                          Inc.      Inc.(1)     Inc.
Revenues:                               --------  --------  --------
   Subscriber revenues                  $485,752  $181,394  $667,146
   Roaming and wholesale revenues        198,656    60,645   256,428
                                        --------  --------  --------

         Service revenues                684,408   242,039   923,574
   Product sales                          25,011     7,991    33,002
                                        --------  --------  --------
         Total revenue                   709,419   250,030   956,576
                                        --------  --------  --------

Costs and expenses:
   Cost of service and operations        328,391   130,005   455,523
   Cost of products sold                  67,096    20,199    87,295
   Selling and marketing                 103,383    34,887   138,270
   General and administrative expenses    13,125    13,388    27,141
   Merger related expenses                   436        --     1,280
   Depreciation and amortization          83,843    68,711   152,554
   Loss on disposal of property and
    equipment                                393       120       513
   Non-cash compensation                   2,028        --     2,588
                                        --------- --------  --------
         Income (loss) from operations   110,724   (17,280)   91,412
Loss on debt extinguishment                 (482)       --      (482)
Loss on derivative instruments                --        --   (13,505)
Interest and other income                  2,566     1,719     4,410
Interest expense                         (58,965)  (14,772)  (73,737)
                                        --------  --------  --------

         Income (loss) before income
          taxes                           53,843   (30,333)    8,098
Income tax (expense) benefit             (12,332)   11,710    (5,477)
                                        --------  --------- --------

         Net income (loss)              $ 41,511  $(18,623) $  2,621
                                        ========  ========  ========

(1) Includes AirGate PCS, Inc. activity from acquisition (February 15, 2005) through September 30, 2005.

                            STATEMENTS OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
                             (dollars in thousands)



                                        Alamosa    AirGate   Alamosa
                                      (Delaware),   PCS,     Holdings,
                                          Inc.      Inc.(1)    Inc.
                                       --------  ---------  ---------
Cash flows from operating activities:
Net income (loss)                      $ 41,511  $ (18,623) $   2,621
Adjustments to reconcile net income
 (loss) to net cash provided by operating activities:
      Non-cash compensation               2,028         --      2,588
      Non-cash accretion of asset
       retirement obligations               178         44        222
      Non-cash loss on derivative
       instruments                           --         --     13,505
      Provision for bad debts             6,804      3,250     10,054
      Depreciation and amortization
       of property and equipment         61,047     14,136     75,183
      Amortization of intangible
       assets                            22,797     54,574     77,371
      Amortization of financing costs
       included in interest expense         681         --        681
      Amortization of debt premium           --     (2,039)    (2,039)
      Loss on debt extinguishment           482         --        482
      Interest accreted on discount
       notes                             15,371         --     15,371
      Deferred income taxes              12,273    (11,710)     4,033
      Loss on disposal of property
       and equipment                        393        120        513
      Merger related expenses               436         --      1,280
      (Increase) decrease in:
         Receivables from/payable
           to Parent                    (21,889)     2,986         --
         Receivables                    (17,867)    10,469     (7,398)
         Inventory                       (1,014)     1,148        134
         Prepaid expenses and other
          assets                          2,285     (3,690)       524
      Decrease in:
         Accounts payable and accrued
          expenses                      (18,814)   (27,483)   (46,037)
                                       --------  ---------  ---------
         Net cash provided by
          operating activities          106,702     23,182    149,088
                                       --------  ---------  ---------
Cash flows from investing activities:
   Proceeds from sale of assets             303         --        303
   Purchases of property and equipment  (76,319)   (36,134)  (112,453)
   Acquisition of business, net of
     cash paid                             (865)    36,220    (70,790)
   Merger related expenses                 (436)        --       (436)
   Change in short term investments      (1,142)     9,104      7,969
                                       --------  ---------- ---------
      Net cash provided by (used in)
       investing activities             (78,459)     9,190   (175,407)
                                       --------  ---------  ---------

Cash flows from financing activities:
   Repayment of senior notes             (6,800)        --     (6,800)
   Merger related expenses                   --         --       (844)
   Preferred stock dividends                 --         --     (4,849)
   Stock options exercised                   --         --     10,058
   Shares issued to employee stock
    purchase plan                            --         --      1,165
   Proceeds from sale of restricted
    stock                                    --         --          2
   Capital distribution to Parent       (74,230)   (15,000)        --
   Payments on capital leases               (82)        --        (82)
                                       --------  ---------- ---------
      Net cash used in financing
       activities                       (81,112)   (15,000)    (1,350)
                                       --------  ---------  ---------

Net increase (decrease) in cash and
 cash equivalents                       (52,869)    17,372    (27,669)
Cash and cash equivalents at
 beginning of period                    127,132         --    129,917
                                       --------  ---------  ---------

Cash and cash equivalents at end of
 period                                $ 74,263  $  17,372  $ 102,248
                                       ========  =========  =========

Supplemental disclosure of non-cash financing and investing activities:
   Capital infusion in business
    combination                        $     --  $ 333,416  $      --
   Stock issued in business
    combination                              --         --    330,848
   Warrants assumed in business
    combination                              --         --      2,568
   Fair value of assets acquired in
    business combination                     --    879,074    879,457
   Fair value of liabilities assumed
    in business combination                  --   (449,829)  (441,796)
   Conversion of preferred stock             --         --     87,031
   Non-cash fixed asset additions         1,277         --      1,277
   Asset retirement obligations
    capitalized                             376         60        437
   Change in accounts payable for
    purchases of property and
    equipment                           (11,636)     2,403     (9,233)

(1) Includes AirGate PCS, Inc. activity from acquisition (February 15, 2005) through September 30, 2005.

                Computation of Adjusted EBITDA and Reconciliation
                         of Non-GAAP Liquidity Measures
                                   (Unaudited)
                             (dollars in thousands)



                                  Alamosa      Alamosa      AirGate
                                 Holdings,   (Delaware),     PCS,
                                   Inc.         Inc.          Inc.
                                 ------------------------------------
                                For the       For the       For the
                              three months  three months  three months
                                 ended         ended         ended
                               Sept. 30,     Sept. 30,     Sept. 30,
                                  2005          2005          2005
                                 ------------------------------------

Net income (loss)                $  2,867      $ 17,919      $(6,460)
Income tax expense (benefit)       10,053         5,288       (4,099)
Net interest expense               24,351        18,846        5,581
Depreciation and amortization      55,995        29,387       26,608
Non-cash compensation               1,101           922           --
Gain on derivative instruments       (571)           --           --
Loss on disposal of property
      and equipment                   406           286          120
                                 --------      --------      -------

Adjusted EBITDA                    94,202        72,648       21,750
Provision for bad debts             4,881         2,941        1,940
Non-cash accretion of asset
 retirement obligation                 78            63           15
Non-cash interest items             1,830         2,427         (597)
Current income tax (expense)
  benefit                          (5,800)        6,985           --
Net interest expense              (24,351)      (18,846)      (5,581)
Working capital changes             4,251       (16,773)       9,615
                                 --------      --------      -------

   Cash flows from
    operating activities         $ 75,091      $ 49,445      $27,142
                                 ========      ========      =======

                 Computation of Average Revenue per User (ARPU)
                    Computation of Cash Cost per User (CCPU)
                  Computation of Cost per Gross Addition (CPGA)
                                   (Unaudited)


                                  Alamosa      Alamosa      AirGate
                                 Holdings,   (Delaware),     PCS,
                                   Inc.          Inc.        Inc.
                                 ------------------------------------
                                For the       For the       For the
                              three months  three months  three months
                                 ended         ended         ended
                               Sept. 30,     Sept. 30,     Sept. 30,
                                  2005          2005          2005
                                 ------------------------------------


Subscriber revenues (000s)       $239,474      $166,850      $ 72,624
Roaming and wholesale
 revenue (000s)                    98,284        71,761        27,729
                                 --------      --------      --------

Service revenue (000s)           $337,758      $238,611      $100,353
                                 ========      ========      ========

Average subscribers (000s)          1,464         1,030           434
                                 ========      ========      ========

ARPU                             $     55      $     54      $     56
                                 ========      ========      ========

ARPU with roaming                $     77      $     77      $     77
                                 ========      ========      ========

Cost of service and
 operations (000s)               $170,652      $116,293      $ 55,565
Less Sprint roaming
 expense (000s)                   (60,493)      (40,542)      (21,156)
General and administrative
 expenses (000s)                    8,826         4,064         4,566
Upgrade costs in selling and
 marketing expenses (000s)          8,084         5,749         2,335
                                 --------      --------      --------

                                 $127,069      $ 85,564      $ 41,310
                                 ========      ========      ========

Average subscribers (000s)          1,464         1,030           434
                                 ========      ========      ========

CCPU                             $     29      $     28      $     32
                                 ========      ========      ========

CCPU with roaming                $     43      $     41      $     48
                                 ========      ========      ========


Selling and marketing
 expenses (000s)                 $ 46,982      $ 33,245      $ 13,737
Less upgrade costs in selling
 and marketing costs (000s)        (8,084)       (5,749)       (2,335)
Cost of products sold (000s)       28,763        20,690         8,073
Product sales revenues (000s)     (11,667)       (8,329)       (3,338)
                                 --------      --------      --------

                                 $ 55,994      $ 39,857      $ 16,137
                                 ========      ========      ========

Activations (000s)                    153           107            46
                                 ========      ========      ========

CPGA                             $    366      $    372      $    351
                                 ========      ========      ========



     CONTACT: Alamosa Holdings, Inc.
              Jon D. Drake, 806-722-1455
              jdrake@alamosapcs.com